Exhibit 99.1

VerifyMe Reports First Quarter 2023 Financial Results

•	Quarterly revenue of $5.7 million in Q1 2023, compared to $0.2 million in Q1 2022
•	Net loss of $1.6 million in Q1 2023, compared to a net loss of $1.4 million in Q1 2022
•	Adjusted EBITDA(1) of ($0.5) million in Q1 2023, compared to ($1.1) million in Q1 2022
•	Cash of $3.1 million as of March 31, 2023

Lake Mary, FL – May 11, 2023 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries, Trust Codes Global Limited (“Trust Codes Global”) and PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain traceability and monitoring, authentication, and data-rich consumer engagement services, announced today the Company’s financial results for its first quarter ended March 31, 2023 (“Q1 2023”).

Key Financial Highlights for Q1 2023:

•	Quarterly consolidated revenue of $5.7 million for the three months ended March 31, 2023, an increase of 3,416% compared to $0.2 million for the three months ended March 31, 2022, primarily attributable to the acquisition of the PeriShip Global business in April 2022
•	Gross profit of $1.8 million or 31% for the three months ended March 31, 2023, compared to $0.1 million or 76% for the three months ended March 31, 2022
•	Net loss of $1.6 million or ($0.17) per diluted share for the three months ended March 31, 2023, compared to a net loss of $1.4 million or ($0.19) per diluted share for the three months ended March 31, 2022
•	Adjusted net loss per diluted share(1) of ($0.11) and ($0.17), for the three months ended March 31, 2023, and March 31, 2022, respectively after adjusting for severance expense and acquisition-related costs
•	Adjusted EBITDA(1) of ($0.5) million in Q1 2023, compared to ($1.1) million in Q1 2022
•	Cash of $3.1 million as of March 31, 2023

Scott Greenberg, VerifyMe’s Interim CEO and Executive Chairman stated, “While our results continue to improve with the addition of our acquisitions, we have begun to combine our sales and marketing efforts of our legacy technology with PeriShip Global and Trust Codes Global which we believe will enhance our performance and provide an improved overall technology solution. The business is historically seasonal with the first and second quarters having lower revenue. We believe when accounting for this seasonality and the changes we have made, we are still projecting to meet our goals for 2023.”

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(1) Adjusted net loss per diluted share and EBITDA are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures" below for information about these non-GAAP measures. A reconciliation to the most directly comparable GAAP measure, net income (loss), and net loss per diluted share respectively are included as a schedule to this release.

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Recent Business Highlights

•	Began integrating sales force and marketing campaign of our legacy technology with PeriShip Global and Trust Codes Global
•	Addressed the Codex Committee on Food Import and Export Inspection and Certification Systems (CCFICS) alongside a member of the FDA to discuss traceability, the impact of GS1 digital link and the commercial and strategic advantages of supply chain transparency
•	Development and deployment of PeriShip Global’s operational portal mobile App to enhance customer accessibility and visibility of real time shipments in transit

Financial Results for the Three Months Ended March 31, 2023:

Revenue for the three months ended March 31, 2023, was $5.7 million, a 3,416% increase as compared to $0.2 million for the three months ended March 31, 2022. The increase in revenue was primarily attributable to the acquisition of the PeriShip Global business in April 2022, which accounted for 96% of the revenue for the quarter.

Gross profit for the three months ended March 31, 2023, was $1.8 million, compared to $0.1 million for the three months ended March 31, 2022. The resulting gross margin percentage was 31% for the three months ended March 31, 2023, compared to 76% for the three months ended March 31, 2022, principally due to the lower margins of PeriShip Global.

Operating loss for the three months ended March 31, 2023, was $1.5 million, a decrease of $0.2 million compared to $1.7 million for the three months ended March 31, 2022. The decreased loss is primarily related to the increased gross profit attributable to the acquisition of PeriShip Global, partially offset by the additional operating expenses from the acquisition of PeriShip Global, the acquisition costs of the Trust Codes Global business as well as severance expense of approximately $0.3 million.

Our net loss for the three months ended March 31, 2023, was $1.6 million, compared to $1.4 million for the three months ended March 31, 2022. The resulting loss per share for the three months ended March 31, 2023, was ($0.17) per diluted share, compared to ($0.19) for the three months ended March 31, 2022. After accounting for special items, which are set forth in the Non-GAAP Reconciliation – Adjusted EPS below, Adjusted EPS was ($0.11) for the first quarter of 2023 compared to ($0.17) for the first quarter of 2022.

Adjusted EBITDA for the three months ended March 31, 2023, was ($0.5) million, an improvement of $0.6 million, compared to ($1.1) million for the three months ended March 31, 2022. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

At March 31, 2023, VerifyMe had a $3.1 million cash balance and $2.1 million in working capital.

At March 31, 2023, VerifyMe had 9,696,989 shares issued and 9,348,914 shares outstanding.

Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Thursday May 11, 2023. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=JHi3fIjP or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10178804/f96850b0f8.

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The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, PeriShip Global and Trust Codes Global, is a software driven logistics provider of high-touch, end-to-end logistics management. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe and Trust Codes Global provide brand protection and consumer engagement solutions allowing brand owners to gather business intelligence. To learn more, visit https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, recurring revenue, commercialization efforts, our sales pipeline and opportunities, and the acquisition of the business and assets of PeriShip, LLC and Trust Codes Global Limited. The words "believe," "may," "anticipate," "intend," "should," "plan," "could," “continue,” "potential," “to be,” "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, the successful integration of our acquisitions (including the assets of PeriShip Global and Trust Codes Global), our reliance on one key strategic partner for shipping services in our PeriShip Global Solutions segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to manage our growth effectively, the small number of customers that account for our revenue, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, risks related to deriving revenue from some clients in the cannabis industry, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized (loss) gain on equity investment and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

Adjusted Net Loss per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as loss per diluted share excluding severance expense and one-time professional expenses for acquisitions. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

A reconciliation of EBITDA, Adjusted EBITDA and Adjusted EPS to the most comparable financial measure, net income (loss), calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated
Balance Sheets

(In thousands, except share data)

	As of
	March 31, 2023	December 31, 2022
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents, including restricted cash	$3,085	$3,411
Accounts receivable, net of allowance for credit loss reserve, $33 and $37 as of March 31, 2023 and December 31, 2022, respectively	1,703	4,448
Unbilled revenue	697	1,185
Prepaid expenses and other current assets	367	333
Inventory	54	81
TOTAL CURRENT ASSETS	5,906	9,458

PROPERTY AND EQUIPMENT, NET	$292	292

RIGHT OF USE ASSET	603	469

INTANGIBLE ASSETS, NET	7,079	6,412

GOODWILL	5,371	3,988

DEFERRED IMPLEMENTATION COSTS	160	133

TOTAL ASSETS	$19,411	$20,752

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of debt	$1,000	$500
Accounts payable	1,578	3,912
Other accrued expense	891	902
Lease liability- current	167	115
Contingent liability-short term	173	-
TOTAL CURRENT LIABILITIES	3,809	5,429

LONG-TERM LIABILITIES
Contingent liability-long term	$952	$-
Long-term lease liability	434	359
Long-term derivative liability	4	3
Term note	1,250	1,375
TOTAL LIABILITIES	$6,449	$7,166

Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-

Common stock, $0.001 par value; 675,000,000 authorized; 9,696,989 and 9,341,002 issued, 9,348,914 and 8,951,035 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	10	10

Additional paid in capital	93,790	92,987

Treasury stock as cost; 348,075 and 389,967 shares at March 31, 2023 and December 31, 2022, respectively	(793)	(949)

Accumulated other comprehensive loss	(6)	(3)

Accumulated deficit	(80,039)	(78,459)

STOCKHOLDERS' EQUITY	12,962	13,586

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$19,411	$20,752

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VerifyMe, Inc.

Consolidated

Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended
	March 31, 2023	March 31, 2022

NET REVENUE	$5,661	$161

COST OF REVENUE	3,907	38

GROSS PROFIT	1,754	123

OPERATING EXPENSES
General and administrative (a)	2,756	1,465
Research and development	8	9
Sales and marketing (a)	494	299
Total Operating expenses	3,258	1,773

LOSS BEFORE OTHER (EXPENSE) INCOME	(1,504)	(1,650)

OTHER (EXPENSE) INCOME
Interest (expense) income, net	(42)	1
Unrealized (loss) gain on equity investment	(32)	252
Other (expense) income, net	(2)	3
TOTAL OTHER INCOME (EXPENSE), NET	(76)	256

NET LOSS	$(1,580)	$(1,394)
LOSS PER SHARE
BASIC	(0.17)	(0.19)
DILUTED	(0.17)	(0.19)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	9,332,553	7,179,395
DILUTED	9,332,553	7,179,395

(a)	Includes share-based compensation of $286 thousand for the three months ended March 31, 2023, and $429 thousand for the three months ended March 31, 2022.

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VerifyMe, Inc.

Consolidated

EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended March 31

	2023	2022

Net loss (GAAP)	$(1,580)	$(1,394)
Interest expense (income), net	42	(1)
Amortization and depreciation	282	35

Total EBITDA (Non-GAAP)	(1,256)	(1,360)

Adjustments:

Stock based compensation	22	87
Fair value of restricted stock and restricted stock units issued in exchange for services	152	342
Severance expense	303	-
Unrealized loss (gain) on equity investment	32	(252)
One-time professional expenses for acquisitions	278	125

Total Adjusted EBITDA (Non-GAAP)	$(469)	$(1,058)

Consolidated

EPS and Adjusted EPS Reconciliation Table
(Unaudited)

	Three Months Ended March 31

	2023	2022

Loss per share (GAAP)	$(0.17)	$(0.19)
Severance expense, per share	0.03	-
One-time professional expenses for acquisitions, per share	0.03	0.02

Total Adjusted EPS (Non-GAAP)	$(0.11)	$(0.17)

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